                                                                     EXHIBIT 4.2


THIS WARRANT IS SUBJECT TO THE PROVISIONS OF A WARRANT AGREEMENT, DATE [      ],
1999, BY AND BETWEEN THE COMPANY AND [                   ] THE WAR RANTS ARE
ALSO SUBJECT TO THE TERMS OF A WARRANT ACQUISITION AGREEMENT, DATED [         ],
1999, BY AND BETWEEN THE COMPANY AND [                     ]. THIS WARRANT MAY
ONLY BE TRANSFERRED IN COMPLIANCE WITH AND SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT AND THE ACQUISITION AGREEMENT. IN ADDITION, THE SHARES TO BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH AND SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT. A COPY OF
THE WARRANT AGREEMENT AND THE ACQUISITION AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT CHARGE. IN ADDITION, THIS WARRANT AND ANY SHARES TO BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHER WISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT.


No.                                                             [     ] Warrants


                               Warrant Certificate

                     ALLIED RISER COMMUNICATIONS CORPORATION


         This Warrant Certificate certifies that [                      ](the
"Purchaser"), or registered assigns is the registered holder of [     ] Warrants
(the "Warrants") to receive shares of Common Stock, $0.0001 par value per share ("Common Stock"), of Allied Riser Communications Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the registered holder thereof to receive from the Company at any time (a) on or after the earliest to occur of
(i) the later of (A) six months after the closing of an initial public offering of the Common Stock or (B) the execution of license agreements ("License Agreements") to be executed pursuant to the Warrant Acquisition Agreement, dated
[           ], 1999 (the "Acquisition Agreement"), between the Company and the
Purchaser, for properties representing not less than 75% of the net rentable square footage of the properties set forth on the Property Schedules (as defined in the Acquisition Agreement) credited at the end of the Due Diligence Period (as defined in the Acquisition Agreement) for which the Company has requested the Purchaser to execute a License Agreement within 150 days following the last day of the Due Diligence Period (the "Threshold Amount"), (ii) the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or (iii) the sale of the properties and assets of the Company or the outstanding capital stock of the Company as, or substantially as, an entirety to any corporation other than an affiliate of the Company and (b) on or before 5:00 p.m. New York time on or before the tenth anniversary of this Agreement or such other date as agreed in writing by the Company and the registered holder hereof (the "Expiration Date"), one fully paid and nonassessable share ("Share") of Common Stock upon surrender of this Warrant Certificate at the office of the Company at 1700 Pacific Street, Suite 200, Dallas, Texas 75201 (the "Company Office"), but only subject to the conditions
set forth herein and in the Warrant Agreement, dated [               ], 1999
(the "Warrant Agreement"), between the Company and the Purchaser.

         THE WARRANTS ARE SUBJECT TO REDUCTION, CANCELLATION AND RETURN AS SET FORTH IN THE ACQUISITION AGREEMENT.

         The Warrants may not be sold, assigned, transferred, pledged, encumbered, hypothecated, given or otherwise disposed of or transferred ("Transferred") during the period ending on or after the earliest to occur of
(a) the later of (i) six months after the closing of an initial public offering of the Common Stock or (ii) the execution of License Agreements for properties representing not less than the Threshold Amount, (b) the consolidation of the

Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or
(c) the sale of the properties and assets of the Company or the outstanding capital stock of the Company as, or substantially as, an entirety to any corporation other than an affiliate of the Company six months after the closing of an initial public offering of the Common Stock; provided, that the Purchaser shall be entitled to Transfer only those Warrants to which it is entitled at the time of such Transfer after applying the adjustment provisions set forth in
Article V of the Acquisition Agreement; and, provided further, that the Purchaser may transfer the Warrants, in whole or in part, to (x) any company which, directly or indirectly, holds greater than 50% of the capital stock of the Purchaser with the power to elect the Board of Directors (the "Voting Stock") of the Purchaser (a "Parent"), (y) any subsidiary of the Purchaser or a Parent the Voting Stock which the Purchaser or a Parent holds, directly or indirectly, greater than 50% and (z) an affiliated fund of the Purchaser set forth on Schedule 3 to the Warrant Agreement if such fund agrees to be bound by the obligations of Purchaser pursuant to the Acquisition Agreement and the Warrant Agreement. Any attempted Transfer of Warrants in violation of the provisions of the Warrant Agreement shall be null and void and of no force and effect, and the Warrants subject to such attempted Transfer shall remain subject to the Warrant Agreement. Any attempted Transfer of Shares in violation of the provisions of the Warrant Agreement shall be null and void and of no force or effect, and the Shares subject to such attempted Transfer shall remain subject to the Warrant Agreement.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         WITNESS the manual or facsimile signatures of the Company's duly authorized officers.


Dated: [          ], 1999



                                       ALLIED RISER COMMUNICATIONS
                                               CORPORATION


                                       By:
                                           -------------------------------------
                                           Todd C. Doshier
                                           Senior Vice President and Chief
                                           Financial Officer

                     ALLIED RISER COMMUNICATIONS CORPORATION


         The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the word "Holders" meaning the registered holders of the Warrants).

         Warrants may be exercised to receive Shares from the Company at any time (a) on or after the earliest to occur of (i) the later of (A) six months after the closing of an initial public offering of the Common Stock or (B) the execution of License Agreements for properties representing not less than the Threshold Amount, (ii) the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or (iii) the sale of the properties and assets of the Company or the outstanding capital stock of the Company as, or substantially as, an entirety to any corporation other than an affiliate of the Company six months after the closing of an initial public offering of the Common Stock, and (b) on or before 5:00 p.m. New York time on the Termination Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to receive set forth hereon properly completed and executed at the Company Office. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant.

         The Company shall not be required to issue fractions of Warrants or fractions of Shares or any certificates which evidence fractional Warrants or fractional Shares. In lieu of such fractional Warrants and fractional Shares, a full Warrant or a full Share, as the case may be, shall be paid to the registered holders of the Warrants with regard to which such fractional Warrants or fractional Shares would otherwise be issuable.

         Warrant Certificates, when surrendered at the Company Office, by the registered holder thereof in person or by legal representative by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the Company Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

         The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof and for all other purposes, and the Company shall not be affected or in any way bound by any notice to the contrary.

                            Election to Receive Form


                (To be executed upon exercise of Warrant prior to
                  the close of business on the Expiration Date)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________ Shares in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of _________________________ whose address is ___________________________________________________________ and
that such certificate be delivered to _________________________________________
whose address is ____________________________________________. If said number of
Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the Shares be registered in the name of _____________________________________________ whose address is __________________________________________________ and that such
Warrant Certificate be delivered to ___________________________________________
whose address is ____________________________________________________.


                           Dated:                          ,
                                  -------------------------  ----



                           Name of holder of Warrant Certificate:


                           --------------------------------------
                           (Please print)


                           Address:
                                    -----------------------------

                                    -----------------------------


                           Signature:
                                      ---------------------------

                                    Note: The above signature must correspond
                                          with the name as written upon the face
                                          of this Warrant Certificate in every
                                          particular, without alteration or
                                          enlargement or any change whatever and
                                          if the certificate representing the
                                          Shares or any Warrant Certificate
                                          representing Warrants not exercised is
                                          to be registered in a name other than
                                          that in which this Warrant Certificate
                                          is registered, the signature of the
                                          holder hereof must be guaranteed.

Signature Guaranteed:
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                                 Assignment Form


         For value received ______________________________ hereby sells, assigns and transfers unto ___________________________________ the within Warrant
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________________
attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:                          ,
       -------------------------  ----



                                    --------------------------------------------
                                    Note: The above signature must correspond
                                          with the name as written upon the face
                                          of this Warrant Certificate in every
                                          particular, without alteration or
                                          enlargement or any change whatever.


Signature Guaranteed: